RESTRICTED STOCK AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Award Agreement, attached as Appendix B (the “Agreement”), Oasis Petroleum Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or “Service Provider”) the number of shares of Restricted Stock set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Restricted Stock Award (as defined below) is subject to the terms and conditions set forth herein as a well as the terms and conditions set forth in the Agreement and the Plan, each of which is incorporated herein by reference.

Service Provider:

Date of Grant:	___, 20___(“Date of Grant”)

Number of Shares of Restricted Stock Granted:	(the “Restricted Stock Award”)

Vesting Schedule:
The restrictions on the Restricted Stock Award will expire and the Shares of Restricted Stock granted pursuant to the Agreement will become transferable, except to the extent provided in Section 11 of the Agreement, and nonforfeitable:

Vesting Date	Vesting Percentage of Restricted Stock Award

provided, however, that such restrictions will expire on such dates only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the applicable vesting date.

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge receipt of the Restricted Stock Award issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan, the Agreement and this Restricted Stock Award Grant Notice, and you agree to be bound to the terms of each such document.

Additionally, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You acknowledge and agree that (a) you are not relying upon any determination by the Company, its Subsidiaries, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of the Agreement and your receipt, holding and vesting of the Restricted Stock Award, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Stock Award.

Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the Restricted Stock Award for which the restrictions have not lapsed. This election (attached to this Agreement as Exhibit C) must be filed no later than 30 days after the Date of Grant set forth in this Restricted Stock Award Grant Notice. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the Restricted Stock Award and (b) that timely filing of a Section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement.

Note: To accept the Restricted Stock Award, execute this form and return an executed copy to ______________ (the “Designated Recipient”) by _________ ___, 20___. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

OASIS PETROLEUM INC.,
a Delaware corporation

By:
Name:
Title:

Accepted by:

[Name of Grantee]

Date:

[Name of Designated Recipient]

Date Received:

Attachments:	Appendix A – Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan Appendix B – Restricted Stock Award Agreement

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RESTRICTED STOCK AWARD GRANT NOTICE

Appendix A

Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan

A-1

Appendix B

Restricted Stock Award Agreement

B-1